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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:   Adam C. Derbyshire                 Mike Freeman
           Vice President and                 Director, Investor Relations and
           Chief Financial Officer            Corporate Communications
           919-862-1000                       919-862-1000


                       SALIX PHARMACEUTICALS TO PRESENT AT
                        SUNTRUST ROBINSON HUMPHREY 32/nd/
                          ANNUAL INSTITUTIONAL INVESTOR
                                   CONFERENCE

RALEIGH, NC, March 31, 2003 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will present at the SunTrust Robinson Humphrey 32/nd/ Annual Institutional Investor Conference in Atlanta, Georgia on Monday, April 7 at 12:50 p.m. ET.

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available beginning at 4:00 p.m. ET, Monday, April 7, and will be available through Monday, April 14.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix's strategy is to in-license late-stage or marketed proprietary therapeutic drugs; complete the required development and regulatory submission of these products; and market them through the Company's 60-plus member gastroenterology specialty sales force. Salix trades on the Nasdaq National Market under the ticker symbol "SLXP."

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

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     Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.